Security Information
Security Purchased
CUSIP
585464100
Issuer
MELCO PBL ENTERTAINMENT
Underwriters
Citigroup, CSFB, UBS, CIBC, CLSA Ltd, DBSI,
JP Morgan
Years of continuous operation, including predecessors
> 3 years
Ticker
MPEL US
Is the affiliate a manager or co-manager of offering?
Co-Manager
Name of underwriter or dealer from which purchased
CSFB
Firm commitment underwriting?
Yes
Trade date/Date of Offering
12/19/2006
Total dollar amount of offering sold to QIBs
 $    1,144,750,000
Total dollar amount of any concurrent public offering
 $    -
Total
 $    1,144,750,000
Public offering price
 $    19.00
Price paid if other than public offering price
 N/A
Underwriting spread or commission
 $    1.24
Rating
N/A
Current yield
N/A
Fund Specific Information

Board
Total Share Amount
Purchased
$ Amount of
Purchase
% of Offering
Purchased by the
Fund
Chicago Funds
DWS Global Thematic VIP
Chicago
2,300
 $   43,700
0.00%

DWS International Select Equity VIP
Chicago
7,800
 $   148,200
0.01%

New York Funds
DWS Global Thematic Fund
New York
23,000
 $    437,000
0.04%

DWS International Equity Fund
New York
5,600
 $   106,400
0.01%

DWS International Fund
New York
29,700
 $   564,300
0.05%

DWS International Select Equity Fund
New York
7,400
 $   140,600
0.01%

DWS International VIP
New York
12,200
 $    231,800
0.02%

DWS RREEF Global Real Estate Securities Fund
New York
13,450
 $    255,550
0.02%

Total

101,450
 $    1,927,550
0.17%

^The Security and Fund Performance is calculated based on information provided by State Street Bank.

*If a Fund executed multiple sales of a security, the final sale date is listed. If a Fund still held the security as of the quarter-end, the quarter-end date is listed.